EXHIBIT 10.21

EXELIS EXCESS PENSION PLAN IIB

Effective as of January 1, 2008
As Amended and Restated as of October 31, 2011

EXELIS EXCESS PENSION PLAN IIB
The ITT Excess Pension Plan IIB (the “Plan”) was authorized and adopted by the Board of Directors of ITT Corporation (the “Corporation”) to be effective as of January 1, 2008. The purpose of the Plan is to provide certain supplemental benefits to certain select management or highly compensated employees who qualify for benefits under the ITT Salaried Retirement Plan (the “Retirement Plan”).
Effective as of January 1, 2008, the ITT Excess Pension Plan II was amended (i) to provide solely to individuals who are eligible employees thereunder on and after January 1, 2008, the excess benefits which would have been payable under the Retirement Plan but for the limitations imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) to transfer into the ITT Excess Pension Plan IIB (as the successor plan) all liabilities not attributable to such excess benefits. The Plan provisions effective as January 1, 2008, are substantially identical, except with respect to Plan participation, to the provisions of the ITT Excess Pension II as in effect on December 31, 2007, unless other indicated in Appendix A attached hereto.
Effective as of December 21, 2008, the Plan was amended and restated to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder.
The benefits accrued and vested under the provisions of the Plan by a Participant (as defined herein) who terminated employment with the Corporation and all its Associated Companies (as defined herein) prior to January 1, 2005, shall be subject to the provisions of the ITT Excess Pension Plan II as in effect on October 3, 2004, (attached hereto as Appendix C and made part hereof). In addition, with respect to a Participant (i) who terminated employment with the Corporation or one of its Associated Companies on or prior to December 31, 2008, or (ii) who was employed by the Company or an Associated Company on October 1, 2008, and signs and submits his acknowledge of termination to the ITT HQ Compensation Department on or before December 31, 2008, formalizing his date of Termination of Employment in 2009, the portion of his benefit payable under the provisions of this Plan equal to his Grandfathered Pre-2005 Benefit (as defined herein) shall be subject to the provisions of the ITT Excess Pension Plan II as in effect on October 3, 2004, without regard to any amendments after October 3, 2004, which would constitute a material modification for purposes of Section 409A of the Code, unless otherwise provided in Appendix A.
Effective as of October 31, 2011, ITT Corporation restructured into three separate, publicly-traded companies named ITT Corporation, Exelis Inc., and Xylem Inc. In connection with the restructuring, the Plan is being amended, effective as of October 31, 2011, to reflect the restructuring and transfer of the Plan sponsorship to Exelis Inc. When used hereinafter, the term Corporation shall collectively include Exelis Inc. and, for the period prior to October 31, 2011, ITT Corporation.
Effective as of October 31, 2011, the Plan is being renamed the Exelis Excess Pension Plan IIB. When used hereinafter, the term Plan shall collectively include the Exelis Excess Pension Plan IIB and, for the period prior to October 31, 2011, the ITT Excess Benefit Plan IIB and prior versions thereof. Effective December 31, 2016, the Plan is amended to cease all future accruals.
All benefits payable under this Plan, which is intended to constitute a nonqualified, unfunded deferred compensation plan for a select group of management or highly compensated employees

i

under Title I of the Employee Retirement Income Security Act of 1974, as amended, shall be paid out of the general assets of the Corporation. The Corporation may establish a trust in order to aid it in providing benefits due under the Plan.

EXELIS EXCESS PENSION PLAN IIB

EXELIS EXCESS PENSION PLAN IIB
ARTICLE I.
DEFINITIONS
The following terms when capitalized herein shall have the meanings assigned below.

1.01	Acceleration Event shall mean “Acceleration Event” as that term is defined under the provisions of the Excess Plan II as in effect on October 3, 2004.

1.02
Annuity Starting Date shall mean, unless the Plan expressly provides otherwise, the first day of the first period for which an amount is due as an annuity or any other form. However, if a Change in Control occurs, the Annuity Starting Date of a Participant with regard to his 409A Supplemental Benefit shall be the date such Change in Control occurs.

1.03	Associated Company shall mean any division, subsidiary or affiliated company of the Corporation not participating in the Plan which is an Associated Company, as defined in the Retirement Plan.

1.04
Beneficiary shall mean the person designated pursuant to the provisions of the Retirement Plan to receive benefits under said Retirement Plan after a Participant’s death. In the absence of a beneficiary designation under the provisions of the Retirement Plan, the Participant’s Beneficiary shall be his spouse (or Registered Domestic Partner (as defined in the Retirement Plan)), if any, otherwise his estate. Notwithstanding the foregoing, with respect to any survivor benefit payable pursuant to the provision of Section 2.04(c)(ii) based on the Participant’s 409A Supplemental Benefit attributable to the Traditional Pension Plan (“TPP”) formula (as defined in Section 4.01(b) of the Retirement Plan), in the absence of a beneficiary designation under the provisions of the Retirement Plan, the Participant’s Beneficiary shall be his spouse (or Registered Domestic Partner), if any, otherwise the person or persons named as his beneficiary (or beneficiaries) under the Exelis Salaried Investment and Savings Plan, if any, or if none, then the person or persons named as his beneficiary (or beneficiaries) under the Company’s life insurance program.

1.05	Board of Directors shall mean the Board of Directors of Exelis Inc. or any successor thereto.

1.06	Change in Control shall mean “Change in Control” as such term is defined under the terms of the Exelis Excess Pension Plan IIA, as amended from time to time.

1.07	Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.08	Committee shall mean the Benefits Administration Committee under the Retirement Plan.

1.09
Company shall mean, effective October 31, 2011, Exelis Inc. or any successor by merger or purchase or otherwise, and any Participating Unit (as that term is defined in the Retirement Plan) authorized by the Corporation to participate in the Plan with respect to its employees. When used herein, the term Company shall collectively include Exelis Inc. and, for the period prior to October 31, 2011, ITT Corporation and any Participating Unit.

1.10	Company Pension Plan shall mean any tax qualified defined benefit plan other than the Retirement Plan maintained by the Company or an Associated Company.

1.11
Corporation shall mean, effective October 31, 2011, Exelis Inc., an Indiana corporation, or any successor by merger, purchase or otherwise. When used herein, the term Corporation shall collectively include Exelis Inc. and, for the period prior to October 31, 2011, ITT Corporation.

1.12	Deferred Compensation Program shall mean any nonqualified deferred compensation plan maintained by the Company or an Associated Company.

1.13	Disability or Disabled shall mean “Disability” or “Disabled” as such terms are defined under the terms of the Exelis Excess Pension Plan IIA, as amended from time to time.

1.14	Eligible Employee shall mean a member of the Retirement Plan who is not eligible to participate in the Exelis Excess Pension Plan IA or IB.

1.15	ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.16	Excess Plan II shall mean the ITT Excess Pension Plan II (formerly known as the ITT Industries Excess Pension Plan II).

1.17
Grandfathered Pre-2005 Benefit shall mean, with respect to a Participant who (i) terminated employment on or prior to December 31, 2008, or (ii) was employed by the Company or an Associated Company on October 1, 2008, and signs and submits his acknowledgement of termination to the ITT HQ Compensation Department on or before December 31, 2008, formalizing his date of Termination of Employment in 2009 the portion of such Participant’s Supplemental Benefit, if any, that was accrued and vested before January 1, 2005, determined under the provisions of Excess Plan II without regard to any amendments after October 3, 2004, which would cause a material modification for purposes of Section 409A of the Code, adjusted for the passage of time based on actuarial equivalent assumptions and procedures established by the Committee in accordance with the provisions of Treas. Reg. § 1.409A-6(a)(3)(iv).

1.18	Participant shall mean an Eligible Employee who is participating in the Plan pursuant to Section 2.01 hereof.

1.19	Plan shall mean the Exelis Excess Pension Plan IIB, as set forth herein or as amended from time to time.

1.20
Plan Administrator shall mean the Benefits Administration Committee (as defined in the Retirement Plan) or in the case of an appeal under Section 3.13(c), the Appeals Committee (as defined in the Retirement Plan).

1.21
Retirement Plan shall mean the Exelis Salaried Retirement Plan, which was formerly known prior to October 31, 2011, as the ITT Salaried Retirement Plan and prior to that the ITT Industries Salaried Retirement Plan, as amended from time to time.

1.22	Specified Employee shall mean a “specified employee” as such term is defined in the Exelis Excess Pension Plan IIA.

1.23	Supplemental Benefit shall mean the monthly benefit payable to a Participant as determined under Section 2.02.

1.24	409A Supplemental Benefit shall mean the portion of a Participant’s Supplemental Benefit, if any, in excess of his Grandfathered Pre-2005 Benefit.

1.25	Termination of Employment shall mean a “Separation from Service” as such term is defined in the Exelis Excess Pension Plan IIA.

ARTICLE II.
PARTICIPATION; AMOUNT AND PAYMENT OF BENEFITS

2.01	Participation

(a)	Each individual who is an Eligible Employee on October 31, 2011, whose annual retirement allowance or vested benefit under the Retirement Plan is reduced as a result of:

(i)	deferrals of compensation under a Deferred Compensation Program; or

(ii)	such other restrictions imposed by the Board of Directors with respect to the determination of a Participant’s retirement allowance or vested benefit under the Retirement Plan shall, subject to the provisions of paragraph (c) below, remain as a Participant of this Plan on October 31, 2011.

(b)	Effective on and after October 31, 2011, each other Eligible Employee whose annual retirement allowance or vested benefit under the Retirement Plan is reduced as a result of:

(i)	deferrals of compensation under a Deferred Compensation Program; or

(ii)	such other restrictions imposed by the Board of Directors with respect to the determination of a Participant’s retirement allowance or vested benefit under the Retirement Plan, shall become a Participant in this Plan.

(c)
A Participant’s participation in the Plan shall terminate upon the Participant’s death or other Termination of Employment with the Company and all Associated Companies, unless a benefit is payable under the Plan with respect to the Participant or his Beneficiary under the provisions of this Article II.

2.02	Amount of Supplemental Benefits

(a)	A Participant’s Supplemental Benefit under this Article II shall be equal to the excess, if any, of (i) over (ii) as determined below:

(iii)
the monthly retirement allowance or vested benefit determined as of such Participant’s Termination of Employment which would have been payable to the Participant under Section 4.02, 4.03, 4.04, 4.05 or 4.06 of the Retirement Plan, whichever is applicable, assuming such benefit commences on the date set forth in Section 2.04(a)(i), (ii) or (iv), of this Plan, whichever is applicable, and

(1)	prior to the application of any offset required pursuant to Section 4.10 or to an applicable Appendix of the Retirement Plan with regard to benefits payable under any other Company Pension Plan;

(2)	without regard to the provisions contained in Section 415 of the Code relating to the maximum limitation on benefits, as incorporated into the Retirement Plan;

(3)	without regard to the annual limitation on Compensation (as defined in the Retirement Plan) contained in Section 401(a)(17) of the Code, as incorporated into the Retirement Plan; and

(4)	without regard to deferrals of compensation made pursuant to the Deferred Compensation Program.
over

(iv)
the monthly retirement allowance or vested benefit which would have been payable for the Participant’s lifetime under Section 4.02, 4.03, 4.04, 4.05 or 4.06 of the Retirement Plan, whichever is applicable, assuming such benefit commences on the date set forth in Section 2.04(a)(i), (ii) or (iv), whichever is applicable, and determined

(1)	prior to the application of any offset required pursuant to Section 4.10 or an applicable Appendix of the Retirement Plan with regard to benefits payable under any other Company Pension Plan;

(2)	without regard to the provisions contained in Section 415 of the Code relating to maximum limitation benefits, as incorporated into the Retirement Plan; and

(3)	without regard to the annual limitation on Compensation contained in Section 401(a)(17) of the Code, as incorporated into the Retirement Plan.

(b)
Notwithstanding anything to the contrary in Section 2.01 or Section 2.02(a), a Participant who on October 31, 2011, continued in employment with ITT Corporation or commenced employment with Xylem Inc. shall be treated for purposes of determining his Supplemental Benefit as though he earns Eligibility Service (as defined in the Retirement Plan) for Plan purposes until the earlier of October 31, 2016, the date such Participant terminates employment with ITT Corporation or Xylem Inc., the date on which the benefits under the Retirement Plan attributable to the TPP Formula commence, the date of his death or a Change in Control of ITT Corporation or Xylem Inc., as the case may be.

(c)
Notwithstanding anything to the contrary in Section 2.01 or 2.01(a), effective as of October 31, 2011, with respect to a Participant who on October 31, 2011, continued in employment with ITT Corporation or commenced employment with Xylem Inc., the interest rate credited per annum on the Pension Equity Plan (“PEP”) formula (as defined in Section 4.01(c) of the Retirement Plan) lump-sum value of the portion of a Participant’s 409A Supplemental Benefit payable under Section 2.02 attributable to the PEP formula during the period beginning on October 31, 2011, and ending on the Participant’s Annuity Starting Date shall be the greater of the 10-year Treasury rate as in effect on December 31 of the prior calendar year or 3.25 percent.

(d)
Notwithstanding anything to the contrary in Section 2.01 or this Section 2.02, effective December 31, 2016, Benefit Service and Compensation used to determine a Participant’s Supplemental Benefits under this Plan shall be frozen.

2.03	Vesting

(a)
Each Participant shall be vested in, and have a nonforfeitable right to, the benefit payable under this Article II to the same extent as the Participant is vested in his Accrued Benefit (as that term is defined in the Retirement Plan) under the provisions of the Retirement Plan.

(b)
Notwithstanding any provision of this Plan to the contrary, in the event of an Acceleration Event, all Participants and their Beneficiaries shall become fully vested in the benefits provided under this Plan.

(c)
Notwithstanding any provision of this Plan to the contrary, a Participant who on October 31, 2011, was credited for purposes of the Retirement Plan with at least one year of Eligibility Service and continued in employment with ITT Corporation or Xylem Inc. shall become 100 percent vested in and have a nonforfeitable right to benefits under this Plan as of October 31, 2011.

2.04	Payment of Benefits

(a)	Timing of Payment

(i)
Subject to the provisions of clause (iii) below, the portion of any Participant’s 409A Supplemental Benefit payable under Section 2.02 attributable to the TPP formula, to the extent vested pursuant to Section 2.03, shall commence as of the first day of the month following (1) the Participant’s Termination of Employment or (2) if the Participant is not at least age 50 on such date of Termination of Employment and his age and Eligibility Service as of such date does not equal 80 or more, the Participant’s attainment of age 55, if later. Notwithstanding the foregoing and subject to the provisions of Treas. Reg. § 1.409A-2(b), with respect to a Participant who is first employed by the Company or an Associated Company on or after January 1, 2000, the portion of such Participant’s 409A Supplemental Benefit payable under

Section 2.02 attributable to the TPP formula, if any, to the extent vested pursuant to Section 2.03, shall commence on the later of the first day of the month following the Participant’s attainment of age 55 or the Participant’s Termination of Employment

(ii)
Notwithstanding the foregoing provisions of clause (i) above and subject to the provisions of clause (iii) below, the portion of any Participant’s 409A Supplemental Benefit payable under Section 2.02 attributable to the PEP formula, to the extent vested pursuant to Section 2.03, shall commence as of the first day of the month following the Participant’s Termination of Employment.

(iii)
Notwithstanding the foregoing, if a Participant is classified as a “Specified Employee” on his date of Termination of Employment, the actual payment of a 409A Supplemental Benefit payable under Section 2.02 due to the Participant’s Termination of Employment for reasons other than death or Disability shall not commence prior to the first day of the seventh month following the Participant’s Termination of Employment. Any payment due the Participant which he would have otherwise received under Section 2.02 during the six-month period immediately following such Participant’s Termination of Employment shall be accumulated, with interest, at the IRS Interest Rate (as defined in the Retirement Plan) in accordance with procedures established by the Committee. For the avoidance of doubt, the provisions of this clause (iii) shall not apply to a 409A Supplemental Benefit payable under (1) Section 2.04(c) due to the death of the Participant or (2) Section 2.04(d) due to the Participant’s Disability.

(iv)
Notwithstanding the foregoing, in the event a Participant who incurred a Termination of Employment prior to January 1, 2009, has not commenced payment of his 409A Supplemental Benefit as of April 1, 2009, (January 1, 2009, with respect to Participants listed in Appendix B), such Participant’s 409A Supplemental Benefit shall commence as of January 1, 2009, or, if later, the date specified in clause (i), (ii) or (iii) above, whichever is applicable.

(v)
A Participant’s Grandfathered Pre-2005 Benefit shall commence in accordance with the provisions of the Excess Plan II as in effect on October 3, 2004, modified as set forth in Appendix A and without regard to any amendments after October 3, 2004, which would constitute a material modification for purposes of Section 409A of the Code.

(b)	Form of Benefit

(i)
Notwithstanding any provisions of the Plan to the contrary, the portion of the Participant’s 409A Supplemental Benefit determined under Section 2.02 attributable to the TPP formula shall be paid in the same form as the

Participant’s supplemental benefit determined under the provisions of the Exelis Excess Pension Plan IIA attributable to the TPP formula, if any, is paid. However, if the Participant is not entitled to a supplemental benefit under the provisions of the Exelis Excess Pension Plan IIA attributable to the TPP formula, then unless the Participant has a valid election under clause (ii) below in effect, the portion of the Participant’s 409A Supplemental Benefit determined under Section 2.02 attributable to the TPP formula shall be paid in the form of a single life annuity for the life of the Participant, if the Participant is not married on his Annuity Starting Date, or in the form of a 50% joint & survivor annuity, if the Participant is married (or has a Registered Domestic Partner) on his Annuity Starting Date.

(ii)
Subject to the provisions of clause (iii) below, a Participant who is not entitled to a supplement benefit under the provisions of the Exelis Excess Pension Plan IIA attributable to the TPP formula may elect to convert his 409A Supplemental Benefit payable under Section 2.02 attributable to the TPP formula into an optional annuity of equivalent actuarial value available to that Participant under the provisions of Section 4.07(b) of the Retirement Plan as of his Annuity Starting Date, provided said optional annuity satisfies the definition of “life annuity” as provided in Treas. Reg. § 1.409A-(2)(b)(2)(ii) and any further guidance thereto. Such equivalent actuarial value shall be based on the applicable factors set forth in Appendix A of the Retirement Plan.

(iii)
Notwithstanding the foregoing and subject to the provisions of Section 409A of the Code, a Participant’s election to receive his 409A Supplemental Benefit attributable to the TPP formula in an optional annuity form of payment as described in clause (ii) above shall be effective as of the Participant’s Annuity Starting Date applicable to that portion of his 409A Supplemental Benefit, provided the Participant makes and submits to the Committee in the manner prescribed by the Committee, his election of such optional annuity form prior to such applicable Annuity Starting Date. A Participant who fails to elect an optional annuity form of benefit applicable to the TPP formula portion of his 409A Supplemental Benefit in a timely manner shall receive such benefit in accordance with the provisions of clause (i) above.

(iv)
Notwithstanding the foregoing provisions of this Section 2.04(b), the portion of a Participant’s 409A Supplemental Benefit payable under Section 2.02 attributable to the PEP formula shall be payable in the form of a single lump-sum payment. Such lump-sum payment shall be calculated on the same basis as provided in Section 4.07(b)(v) of the Retirement Plan except as otherwise provided in Section 2.02(c).

(v)
The portion of the Participant’s Grandfathered Pre-2005 Benefit payable under Section 2.02 attributable to the TPP formula shall commence and the form of payment of such benefit shall be determined in accordance with the provisions of the Excess Plan II as in effect on October 3, 2004, modified as set forth in Appendix A and without regard to any Plan amendments after that date which would constitute a material modification for purposes of Section 409A of the Code. The portion of the Participant’s Grandfathered Pre-2005 Benefit payable under Section 2.02 attributable to the PEP formula shall be payable in accordance with the provisions of the Excess Plan II as in effect on October 3, 2004, modified as set forth in Appendix A and without regard to any amendments after October 3, 2004, which would constitute a material modification for purposes of Section 409A of the Code.

(c)	Death Prior to a Participant’s Annuity Starting Date

(i)
If a Participant entitled to a vested benefit under the Retirement Plan dies (1) before meeting the eligibility requirements for an Automatic Pre-Retirement Survivor’s Benefit under Section 4.08(b) of the Retirement Plan and while in active service with the Company or any Associated Company or while Disabled but before his Annuity Starting Date, or (2) after Termination of Employment with entitlement to a vested benefit hereunder but prior to his Annuity Starting Date, the Participant’s spouse (or Registered Domestic Partner) shall receive a monthly payment for life equal to the monthly income which would have been payable to such spouse (or Registered Domestic Partner) under Section 4.08(a) of the Retirement Plan based on the hypothetical benefit attributable to his Supplemental Benefit as calculated under Section 2.02 hereof assuming payments commence as of the first day of the month following the Participant’s date of death or attainment of age 55, if later. The portion of such survivor benefit attributable to the Participant’s 409A Supplemental Benefit shall commence as of the first day of the month following the later of the Participant’s date of death or the Participant’s attainment of age 55 (or in the event clause (iii) is applicable, the date specified in clause (iii)). Notwithstanding the foregoing, the portion of any benefit payable under this clause (i) attributable to the PEP formula portion of the benefit which would have been payable to the spouse (or Registered Domestic Partner) based on the hypothetical 409A Supplemental Benefit as calculated under Section 2.02 shall be determined assuming that portion of the survivor benefit commences as of the first day of the month following the Participant’s date of death (or the date specified in clause (iii), if later) and such benefit shall be payable in the form of a single lump-sum payment as of the first day of the month following the Participant’s date of death. This lump-sum payment shall be calculated on the same basis as provided in Section 4.08(a)(iii) of the Retirement Plan using the IRS Mortality Table and IRS Interest Rate. Notwithstanding any Plan provision to the contrary, the portion of any survivor benefit payable under this clause (i) attributable to the Participant’s Grandfathered Pre-2005 Benefit shall be payable in accordance with the provisions of the Excess Plan II as in effect on October 3, 2004, modified as set forth in Appendix A, and without regard to any amendments after October 3, 2004, which would constitute a material modification for purposes of Section 409A of the Code.

(ii)
In the event a Participant who has satisfied the eligibility requirements for the Automatic Pre-Retirement Survivor’s Benefit under Section 4.08(b) of the Retirement Plan, dies (1) while in active service with the Company or any Associated Company or (2) after his Termination of Employment or the date he becomes Disabled, if earlier, but prior to his Annuity Starting Date, the Participant’s Beneficiary, if any, shall receive a monthly payment for the life of the Beneficiary equal to the monthly income which would have been payable to such Beneficiary under Section 4.08(b) of the Retirement Plan based on the hypothetical retirement benefit attributable to his Supplemental Benefit as calculated under Section 2.02 hereof assuming payments commence on the first day of the month following the Participant’s death (or the date specified in clause (iii), if later). Notwithstanding the foregoing, the portion of any benefit payable under this clause (ii) attributable to the PEP formula portion of the benefit which would have been payable to the Beneficiary based on the hypothetical 409A Supplemental Benefit as calculated under Section 2.02 hereof shall be payable in the form of a single lump-sum payment. This lump-sum payment shall be calculated on the same basis as provided in Section 4.08(b)(iii) of the Retirement except as otherwise required by Section 2.02(c). The portion of any benefit payable under this clause (ii) attributable to a Participant’s 409A Supplemental Benefit as calculated under Section 2.02 hereof shall commence on the first day of the month following the Participant’s death.

The portion of such survivor benefit payable under this clause (ii) of paragraph (c) attributable to the Participant’s Grandfathered Pre-2005 Benefit shall commence in accordance with the provisions of the Excess Plan II as in effect on October 3, 2004, modified as set forth in Appendix A, and without regard to any amendments after October 3, 2004, which would constitute a material modification for purposes of Section 409A of the Code.

(iii)
Notwithstanding the foregoing, in the event the survivor benefit payable under this Section 2.04(c) to the spouse or Beneficiary of a Participant who died prior to January 1, 2009, has not commenced as of January 1, 2009, such survivor benefit shall commence as of January 1, 2009, or, if later, the date specified in clauses (i) or (ii) above, whichever is applicable.

(d)	Disability prior to Termination of Employment

(i)
Notwithstanding any Plan provision to the contrary, in the event a Participant becomes Disabled prior to his Termination of Employment, the Participant shall be entitled to a Disability Supplemental Benefit equal to the amount determined under the provisions of Section 2.02(a) based on his years of Benefit Service, accrued under the Retirement Plan to the date he became Disabled plus the years of Benefit Service, if any, such Participant accrues under the terms of the Retirement Plan after the date he becomes Disabled and prior to the earlier of his attainment of age 65 or December 31, 2016.

(ii)
The portion of the Disability Supplemental Benefit determined under the provisions of clause (i) in excess of the Participant’s Grandfathered Pre-2005 Benefit shall be paid in accordance with the provisions of paragraph (b) above and payments shall commence on the first day of the month following the month in which the Participant attains age 65.

(iii)
Notwithstanding the foregoing, the portion of the Disability Supplemental Benefit attributable to the Participant’s Grandfathered Pre-2005 Benefit shall be paid in accordance with the provisions of the Excess Plan II as in effect on October 3, 2004, modified as set forth in Appendix A, and without regard to any amendments after October 3, 2004, which would constitute a material modification for purposes of Section 409A of the Code.

2.05	Payment Upon the Occurrence of a Change in Control
Upon the occurrence of a Change in Control, (i) all retired Participants then receiving or then entitled to receive a 409A Supplemental Benefit under the Plan, (ii) all former Participants then receiving or then entitled to receive a 409A Supplemental Benefit hereunder, and (iii) all Participants who are then still in active service shall automatically receive, in a single lump-sum payment, the 409A Supplemental Benefit remaining due as of the Change in Control to any such retired or former Participant or the benefit, if any, accrued by such active Participant up to the Change in Control event and as determined under Section 2.02 hereof. The amount of such lump-sum payment attributable to the PEP formula portion of the Participant’s 409A Supplemental Benefit payable under this Plan not in payment status as of the occurrence of a Change in Control event shall be calculated on the same basis as provided in Section 4.07(b)(v) of the Retirement Plan using the IRS Mortality Table and IRS Interest Rate determined as if the date the Change in Control event occurs is the Participant’s Annuity Starting Date. The amount of the lump-sum payment attributable to the TPP formula portion of the Participant’s 409A Supplemental Benefit payable under this Plan shall be calculated on an actuarial equivalent basis using (i) the interest rate assumption used by the PBGC for valuing benefits for single employer plans as published by the PBGC for the month in which such Change in Control event occurs and (ii) the mortality table utilized as of the day immediately preceding the date the Change in Control event occurs under the provisions of the Retirement Plan to calculate the amount of a small lump-sum cashout. The interest rate for immediate annuities will be used, if the

Participant has met the eligibility requirements to retire under the Retirement Plan with an early, normal or postponed retirement allowance as of the Change in Control or is then in receipt of monthly payments under this Plan. Otherwise the Plan shall use the interest rate assumption for deferred annuities to the earliest date the Participant could have commenced payment of such benefit or, if it results in a larger lump sum, his Normal Retirement Date (as defined under the Retirement Plan). If the Participant is not in receipt of his monthly 409A Supplemental Benefit payments under this Plan as of the Change in Control, the calculation of a lump-sum payment hereunder of the portion of the Participant’s accrued benefit payable under this Plan attributable to the TPP formula portion shall be based on the Participant’s 409A Supplemental Benefit payable under Section 2.02 attributable to such TPP formula as if it were paid in the form of a single life annuity to the Participant commencing on the Participant’s Annuity Starting Date; provided, however, if the Participant has not met the eligibility requirements to retire under the Retirement Plan with an early, normal or postponed retirement allowance, the calculation of such lump-sum payment shall be based on the Participant’s accrued 409A Supplemental Benefit payable under Section 2.02 attributable to such TPP formula as if it were paid in the form of a single life annuity to the Participant commencing on the earliest date he could have commenced payment of such benefit. In no event, however, shall the lump-sum payment determined under the preceding sentence be less than the lump-sum payment based on the Participant’s accrued 409 Supplemental Benefit payable under Section 2.02 attributable to such TPP formula as if it were paid in the form of a single life annuity to the Participant commencing on his Normal Retirement Date. The calculation of a lump-sum payment hereunder shall be made on the basis of the Participant’s age (and Beneficiary’s age, if applicable) at the Change in Control and without regard to the possibility of any future changes after the Change in Control in the amount of benefits payable hereunder because of future changes in the limitations referred to in Section 2.02. The lump-sum payment shall be made within 90 days following the date the Change in Control event occurs. In the event the Participant dies after such Change in Control event occurs but before receiving such payment, the lump-sum payment shall be made to his Beneficiary. This lump-sum payment represents a complete settlement of all benefits on the Participant’s behalf under the Plan.
For avoidance of doubt, upon the occurrence of an Acceleration Event, either prior to, after or simultaneously with, the occurrence of a Change in Control, the provisions of Section 2.05 of the Excess Plan II as in effect on October 3, 2004, without regard to any amendments after October 3, 2004, which would constitute a material modification for purposes of Section 409A of the Code shall be applicable to a Participant’s Grandfathered Pre-2005 Benefit.

2.06	Reemployment of Former Participant or Retired Participant
If a Participant who retired or otherwise terminated employment with the Company and all Associated Companies is reemployed as an employee by the Company or an Associated Company, such reemployment shall have no impact on the payment or timing of payment of any 409A Supplement Benefits earned prior to reemployment.

ARTICLE III.
GENERAL PROVISIONS

3.01	Funding

(e)
All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Corporation. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Corporation, to the extent not paid from the assets of any trust established pursuant to paragraph (b) below.

(f)
The Corporation may, for administrative reasons, establish a grantor trust for the benefit of Participants in the Plan. The assets placed in said trust shall be held separate and apart from other Corporation funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

(iv)	the creation of said trust shall not cause the Plan to be other than “unfunded” for purposes of Title I of ERISA;

(v)	the Corporation shall be treated as “grantor” of said trust for purposes of Section 677 of the Code; and

(vi)
the agreement of said trust shall provide that its assets may be used upon the insolvency or bankruptcy of the Corporation to satisfy claims of the Company’s general creditors and that the rights of such general creditors are enforceable by them under federal and state law.

(g)	To the extent that any person acquires a right to receive payments under the Plan, such right shall be no greater than the right of any unsecured creditor of the Corporation.

3.02	Duration of Benefits
Subject to Section 2.02(d), benefits shall accrue under the Plan on behalf of a Participant only for so long as the deferrals of compensation under a Deferred Compensation Program or other restrictions referred to in Section 2.02 reduce the Participant’s accrual of benefits under the Retirement Plan.

3.03	Discontinuance and Amendment
The Board of Directors reserves the right to modify, amend, or discontinue in whole or in part, benefit accruals under the Plan at any time. However, no modification, amendment, or discontinuance shall adversely affect the right of any Participant to receive the benefits accrued as of the date of such modification, amendment or discontinuance and after the occurrence of an Acceleration Event, no modification or amendment shall be made to

Sections 2.03 or 2.05. Notwithstanding the foregoing, following any amendment and except as provided in Article II with respect to lump-sum payments hereunder, benefits may be adjusted as required to take into account the amount of benefits payable under the Retirement Plan after the application of the limitations referred to in Section 2.02.

3.04	Termination of Plan
The Board of Directors reserves the right to terminate the Plan at any time, provided, however, that no termination shall be effective retroactively. As of the effective date of termination of the Plan,

(a)
the benefits of any Participant or Beneficiary whose benefit payments have commenced shall continue to be paid, but only to the extent such benefits are not otherwise payable under the Retirement Plan because of the limitations referred to in Section 2.02; and

(b)
no further benefits shall accrue on behalf of any Participant whose benefits have not commenced, and such Participant and his Beneficiary shall retain the right to benefits hereunder; provided that, on or after the effective date of termination:

(iv)	the Participant is vested under the Retirement Plan or pursuant to Section 2.03(b) or (c) above; and

(v)	such benefits are not at any time otherwise payable under the Retirement Plan because of the deferral of compensation under a Deferred Compensation Program.
All other provisions of this Plan shall remain in effect.

3.05	Plan Not a Contract of Employment
This Plan is not a contract of employment, and the terms of employment of any Participant shall not be affected in any way by this Plan or related instruments, except as specifically provided therein. The establishment of this Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Corporation to discharge any person and to treat him without regard to the effect which such treatment might have upon him under this Plan. Each Participant and all persons who may have or claim any right by reason of his participation shall be bound by the terms of this Plan and all agreements entered into pursuant thereto.

3.06	Facility of Payment
In the event that the Committee shall find that a Participant is unable to care for his affairs because of illness or accident or is a minor or has died, the Committee may, unless claim shall have been made therefore by a duly appointed legal representative, direct that any benefit payment due him, to the extent not payable from a grantor trust, be paid on his behalf to his spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Corporation and the Plan therefore.

3.07	Withholding Taxes
The Company and an Associated Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

3.08	Nonalienation
Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits.

3.09	Forfeiture for Cause
In the event that a Participant shall at any time be convicted of a crime involving dishonesty or fraud on the part of such Participant in his relationship with the Company or an Associated Company, all benefits that would otherwise be payable to him or to a Beneficiary under the Plan shall be forfeited.

3.10	Transfers

(a)
Notwithstanding any Plan provision to the contrary, in the event the Corporation (i) sells, causes the sale of, or sold the stock or assets of any employing company in the controlled group of the Corporation to a third party or (ii) distributes or distributed to the holders of shares of the Corporation’s common stock all of the outstanding shares of common stock of a subsidiary or subsidiaries of the Corporation, and, as a result of such sale or distribution, such company (or subsidiary) or its employees are no longer eligible to participate hereunder, the liabilities with respect to the benefits accrued under this Plan for a Participant who, as a result of such sale or distribution, is no longer eligible to participate in this Plan, shall, at the discretion and direction of the Corporation (and approval by the new employer), be transferred to a similar plan of such new employer and become a liability thereunder. Upon such transfer (and acceptance thereof by such new employer) the liabilities for such transferred benefits shall become the obligation of the new employer and the liability under this Plan for such benefits shall then cease.

(b)
Notwithstanding any Plan provision to the contrary, at the discretion and direction of the Corporation, liabilities with respect to benefits accrued by a Participant under a plan maintained by such Participant’s former employer may be transferred to this Plan and upon such transfer shall become the obligation of the Corporation.

3.11	Acceleration of or Delay in Payments

The Committee, in its sole and absolute discretion, may elect to accelerate the time or form of payment of a benefit owed to the Participant hereunder, provided such acceleration is permitted under Treas. Reg. § 1.409A-3(j)(4). The Committee may also, in its sole and absolute discretion, delay the time for payment of a benefit owed to the Participant hereunder, to the extent permitted under Treas. Reg. § 1.409A-2(b)(7).

3.12	Indemnification
The members of the Committee, and the officers, employees and agents of the Company shall, unless prohibited by any applicable law, be indemnified against any and all liabilities arising by reason of any act or failure to act in relation to the Plan including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan, amounts paid in any compromise or settlement relating to the Plan and any civil penalty or excise tax imposed by any applicable statute, if

(a)	the act or failure to act shall have occurred

(i)	in the course of the person’s service as an officer, employee or agent of the Company or as a member of the Committee, or as the Plan Administrator; or

(ii)
in connection with a service provided with or without charge to the Plan or; to the Participants or Beneficiaries of the Plan, if such service was requested by the Committee or the Plan Administrator; and

(b)	the act or failure to act is in good faith and in, or not opposed to, the best interests of the Corporation.
This determination shall be made by the Corporation and, if such determination is made in good faith and not arbitrarily or capriciously, shall be conclusive.
The foregoing indemnification shall be from the assets of the Corporation. However, the Corporation’s obligation hereunder shall be offset to the extent of any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person, or other source of indemnification.

3.13	Claims Procedure

(a)	Submission of Claims
Claims for benefits under the Plan shall be submitted in writing to the Committee or to an individual designated by the Committee for this purpose.

(b)	Denial of Claim
If any claim for benefits is wholly or partially denied, the claimant shall be given written notice within 90 days following the date on which the claim is filed, which notice shall set forth:

(i)	the specific reason or reasons for the denial;

(ii)	specific reference to pertinent Plan provisions on which the denial is based;

(iii)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)
an explanation of the Plan’s claim review procedure, including information as to the steps to be taken if the claimant wishes to submit the claim for review and the time limits for requesting a review.

If special circumstances require an extension of time for processing the claim, written notice of an extension shall be furnished to the claimant prior to the end of the initial period of 90 days following the date on which the claim is filed. Such an extension may not exceed a period of 90 days beyond the end of said initial period.
If the claim has not been granted and written notice of the denial of the claim is not furnished within 90 days following the date on which the claim is filed, the claim shall be deemed denied for the purpose of proceeding to the claim review procedure.

(c)	Claim Review Procedure
The claimant or his authorized representative shall have 60 days after receipt of written notification of denial of a claim to request a review of the denial by making written request to the Committee, and may review pertinent documents and submit issues and comments in writing within such 60-day period.
Not later than 60 days after receipt of the request for review, the persons designated by the Company to hear such appeals (the “Appeals Committee”) shall render and furnish to the claimant a written decision, which shall include specific reasons for the decision and shall make specific references to pertinent Plan provisions on which it is based. If special circumstances require an extension of time for processing, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review, provided that written notice and explanation of the delay are given to the claimant prior to commencement of the extension. Such decision by an Appeals Committee shall not be subject to further review. If a decision on review is not furnished to a claimant within the specified time period, the claim shall be deemed to have been denied on review.

(d)	Exhaustion of Remedy
No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim for benefits under the Plan until the claimant has first exhausted the procedures set forth in this section.

3.14	Construction

(a)
The Plan is intended to constitute both an excess benefit arrangement and an unfunded deferred compensation arrangement maintained for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and all rights under this Plan shall be governed by ERISA. Subject to the preceding sentence, the Plan shall be construed, regulated and administered under the laws of the State of New York, to the extent such laws are not superseded by applicable federal law.

(b)	The masculine pronoun shall mean the feminine wherever appropriate.

(c)	The illegality of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such invalid provision were omitted.

(d)	The headings and subheadings in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

(e)	The Plan shall be construed, regulated and administered in accordance with the laws of the State of New York, subject to the provisions of applicable federal laws.

ARTICLE IV.
PLAN ADMINISTRATION

4.01	Responsibility for Benefit Determination
The benefit of a Participant or Beneficiary under this Plan shall be determined either by the Committee or the Appeals Committee, as provided in Section 4.02 below, or such other party as is authorized under the terms of any grantor trust.

4.02	Duties of Committee
The Committee shall cause to be calculated, in accordance with Article II, the benefit of each Participant or Beneficiary under the Plan. To the extent a Participant’s, spouse’s or Beneficiary’s benefit are payable from the Plan, the Committee and as authorized in Section 3.13(c), the Appeals Committee, shall have full discretionary authority to resolve any question which shall arise under the Plan as to any person’s eligibility for benefits, the calculation of benefits, the form, commencement date, frequency, duration of payment, or the identity of the Beneficiary. Such question shall be resolved by the Committee and the Appeals Committee under rules uniformly applicable to all person(s) or employee(s) similarly situated. It is the intent of the Corporation that the provisions of the Plan comply with the provisions of Section 409A of the Code, any regulations and other guidance promulgated with respect thereto and the provisions of the Plan shall be interpreted to be consistent therewith.

4.03	Procedure for Payment of Benefits Under the Plan
With respect to any benefit to which a Participant or Beneficiary is entitled under this Plan which is not payable under any applicable grantor trust established by the Corporation to pay benefits under the Plan, the Committee (i) shall direct the commencement of benefit payments hereunder in accordance with the applicable procedures established by the Corporation, the Company and/or the Committee regarding the disbursement of amounts from the general funds of the Corporation and (ii) shall arrange, in conjunction with any other applicable excess benefit plan, for the payment of benefits under this Plan and/or any other applicable excess benefit plan.
With respect to any benefit to which a Participant or Beneficiary is entitled under this Plan which is payable under any applicable grantor trust established by the Corporation to pay benefits under the Plan, the Committee, acting for the Corporation and in accordance with the terms of any applicable grantor trust established by the Corporation to pay benefits under the Plan, shall forward the calculation of the Participant’s or Beneficiary’s benefit under Article II of the Plan to the Participant or Beneficiary for concurrence. Upon obtaining concurrence, the Committee, acting for the Corporation, shall forward such calculation and concurrence to the trustee of the grantor trust established by the Corporation to pay benefits under the Plan for the purpose of commencing payment of benefits in accordance with any applicable grantor trust. Any question that shall arise with regard to the benefits payable to a Participant or Beneficiary under any applicable grantor trust shall be resolved in accordance with the provisions of said trust.

4.04	Compliance
With respect to benefits hereunder subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code and the provisions hereof shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code and the regulations thereunder, and the Plan shall be operated accordingly. If any provision of the Plan would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict. The Plan has been administered in good faith compliance with Section 409A of the Code and the guidance issued thereunder beginning on January 1, 2005.

APPENDIX A
Provisions Applicable to a Participant’s Grandfathered Pre-2005 Supplemental Benefit
This Appendix A constitutes an integral part of the Plan and is applicable with respect to the Grandfathered Pre-2005 Benefit of those individuals who were Participants in the Excess Plan II on December 31, 2004. The portion of a Participant’s Benefit, if any, determined under the provisions of Section 2.02 and Section 2.04(d) of the foregoing provisions of the Plan equal to his Grandfathered Pre-2005 Benefit is subject to the provisions of the Excess Plan II as in effect on October 3, 2004, modified as set forth in this Appendix A and without regard to any Plan amendments after October 3, 2004, which would constitute a material modification for Code Section 409A purposes. Section references in this Appendix A correspond to appropriate Sections of the said Plan as in effect on October 3, 2004, as set forth in Appendix C.
Article II — Participation Amount and Payment of Benefits
For purposes of Article II, the terms/phrases “termination of employment,” “terminates employment,” “retirement”, “employment is terminated” or other similar language shall mean, with respect to a Participant, the complete cessation of providing services to the Company and all Associated Companies as an employee.
Section 2.04 Payment of Benefits

(b)	Retirement or Termination of Employment Effective on or After January 1, 1996

(i)
Following a Participant’s retirement or termination of employment with the Company and all Associated Companies other than by reason of death, a Participant shall receive his Grandfathered Pre-2005 Benefit in the same form and at the same time as the Participant receives his corresponding retirement allowance or vested benefit under the Retirement Plan, except as otherwise provided below.

If a Participant becomes Disabled prior to his Termination of Employment, the portion of his Disability Supplemental Benefit equal to his Grandfathered Pre-2005 Benefit shall be paid at the same time and in the same form as his Retirement Plan benefit is paid.

(ii)
Notwithstanding the foregoing provisions of clause (i) above, the portion of his Grandfathered Pre-2005 Benefit attributable to the PEP formula shall be payable in the form of a lump-sum payment and effective as of January 1, 2008, the Participant’s right to convert such PEP formula portion of his Grandfathered Pre-2005 Benefit into a form of life annuity is eliminated.

(c)	Death Prior to a Participant’s Annuity Starting Date

(i)
The portion of the death benefit determined under Section 2.04(c)(i) of the foregoing provisions of this Plan attributable to a Participant’s Grandfathered Pre-2005 Benefit payable to a Participant’s spouse (or Registered Domestic Partner) shall be paid in the same form and at the same time said spouse (or Registered Domestic Partner) receives payment under the Automatic Vested Spouse Benefit of the Retirement Plan. Notwithstanding the foregoing, effective on and after January 1, 2008, the portion of any benefit payable under this clause (i) attributable to the PEP formula based on his Grandfathered Pre-2005 Benefit shall be payable in a single lump-sum payment and effective as of January 1, 2008, the spouse’s (or Registered Domestic Partner’s) right to convert such PEP formula portion of his Grandfathered Pre-2005 Benefit into a form of life annuity is eliminated.

(ii)
The portion of the death benefit determined under Section 2.04(c)(ii) of the foregoing provisions of the Plan attributable to a Participant’s Grandfathered Pre-2005 Benefit shall be payable to the Participant’s Beneficiary at the same time said Beneficiary would have received a Pre-Retirement Survivor’s Benefit under Section 4.08(b) of the Retirement Plan, provided, however, the portion of such survivor benefit attributable to the PEP formula shall be paid in a single lump-sum payment and effective as of January 1, 2008, the Beneficiary’s right to convert such PEP formula portion of his Grandfathered Pre-2005 Benefit into a form of life annuity is eliminated.

Section 2.05 Payment Upon the Occurrence of an Acceleration Event
In the event an Acceleration Event occurs, regardless of whether or not such event satisfies the definition of a Change in Control event as defined in the foregoing provisions of this Plan, the provisions of this Section 2.05, which appears in Appendix C below, shall apply to the Participant’s Grandfathered Pre-2005 Benefit.

APPENDIX B
Name
James Crumley, Jr.
James Faughnan
John Krochmal
Ralph Meoni
Louis Dollive
Sean Osborne
Calvin Gorrel
Randolph Lopez
Melvin Hershey
Frank Koester

APPENDIX C
Provisions of the ITT Industries Excess Pension Plan II as in effect on October 3, 2004
This Appendix C constitutes a part of this Plan and contains the Plan provisions as in effect on October 3, 2004.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]